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                                                                      EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the company's previously filed Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036,
2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223,
333-81991, 333-81993, 333-53236 and 333-53238) and on Form S-3 (Nos. 33-52419,
33-56759, 33-60129, 333-00277, 333-02883 and 333-11601).

ARTHUR ANDERSEN LLP

Portland, Oregon
March 18, 2002

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                             Consent of Accountants


The Board of Directors
Mentor Graphics Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147,
33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993,
333-53236 and 333-53238) and on Form S-3 (Nos. 33-52419, 33-56759, 33-60129,
333-00277, 333-02883 and 333-11601) of Mentor Graphics Corporation and subsidiaries of our reports dated January 31, 2001, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, cash flows and stockholders' equity and related schedule for each of the years in the two-year period ended December 31, 2000, which reports appear in the December 31, 2001 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries.



KPMG LLP
Portland, Oregon
March 18, 2002